UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2022, on the recommendation of the Compensation Committee of the Board of Directors of the Company, the Board of Directors approved:

•	an Amended and Restated Employment Agreement (Employment Agreement) for the Company’s Chief Executive Officer (CEO), Emanuel N. Hilario, which adds one year to the term and modifies his prior employment agreement to provide that any equity awards subject to vesting will vest immediately before a change of control of the Company, as defined in the agreement; and

•	an award to Mr. Hilario of an aggregate of 600,000 restricted stock units (RSUs) comprising (a) 100,000 RSUs that will be settled in equal installments of common stock annually at August 31 over four years, beginning in 2023, based on Mr. Hilario’s continued employment, and (b) 500,000 RSUs that will be earned based on attaining 15% year-over-year increases in the volume-weighted average stock prices over any consecutive 20 trading days (VWAP) during four consecutive 12-month attainment periods beginning on August 31, 2022.

Each of the Company and Mr. Hilario signed the employment agreement and RSU agreements on September 2, 2022.

Each of the RSU agreements governing the awards is substantially in the form the Company has used for prior RSU awards, except that, consistent with the Employment Agreement, each of the awards will vest and be settled in shares of Company common stock immediately before a change of control of the Company, as defined in the Employment Agreement. Unearned performance-based RSUs will be earned in future attainment periods if the VWAP target for that period is met. Performance-based RSUs may also be earned in advance and, if earned, convert into time-vesting RSUs that vest at the end of the applicable future attainment period.

The equity grants to Mr. Hilario are the result of a comprehensive review of his compensation that began in 2021, with the goals of bringing Mr. Hilario’s overall compensation in line with that of CEOs in a selected Company peer group and to further align his interests closely with the stockholders of the Company. In September 2021, the Company awarded time-vested RSUs to Mr. Hilario, but deferred consideration of additional equity awards to Mr. Hilario and to other senior members of management pending stockholder approval of an increase in the number of shares available under the Company’s 2019 Equity Incentive Plan. In connection with soliciting stockholder approval of the increase, the Company disclosed that the Committee had had preliminary discussions regarding an additional performance-based award for Mr. Hilario.

The above summary is qualified by reference to the Amended and Restated Employment Agreement dated September 2, 2022 and to each of the notices of grants of RSUs dated September 2, 2022, all of which are filed as exhibits to this report and the text of which are incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index.

Exhibit Index

Exhibit	Description

10.1	Amended and Restated Employment Agreement between Emanuel N. Hilario and the Company dated September 2, 2022.

10.2	Notice of Grant of Restricted Stock Units (Time-Vesting) dated September 2, 2022 between Emanuel N. Hilario and the Company.

10.3	Notice of Grant of Restricted Stock Units (Performance-Vesting) dated September 2, 2022 between Emanuel N. Hilario and the Company.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Tyler Loy
	Name:	Tyler Loy
	Title:	Chief Financial Officer